Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of April 22, 2016, among ALERE INC., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Lenders (as defined in the Credit Agreement referred to below) party hereto, GOLDMAN SACHS BANK USA, as the B Term Loan Administrative Agent (as defined in the Credit Agreement referred to below), and HEALTHCARE FINANCIAL SOLUTIONS, LLC, as the Pro Rata Administrative Agent (as defined in the Credit Agreement referred to below), is made with reference to that certain Credit Agreement, dated as of June 18, 2015 (as amended, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”), by and among the Borrower, the Lenders, the Administrative Agents (as defined in the Credit Agreement referred to below) and the other parties thereto.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agents and each Lender party hereto desire to amend the Credit Agreement and to waive certain Defaults thereunder, in each case as provided herein;

NOW, THEREFORE, it is agreed:

I.                    Amendments and Modifications to Credit Agreement.

1.            Section 1.1 of the Credit Agreement is hereby amended by adding to the end of the definition of “Applicable Margin” the following sentence:

“In the event that the date of delivery of the Specified Financial Statements is extended to a date that is July 1, 2016 or later in accordance with this Agreement, each of the interest rate margins set forth above in this definition shall be increased by 0.25% for the period from July 1, 2016 to, but not including, the Financial Statement Delivery Date.”

2.            Section 1.1 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“First Amendment Consenting Lender” means any Lender that has delivered to its Applicable Administrative Agent (or its counsel) an executed counterpart of the First Amendment on or prior to 4:00 p.m., New York City time, on April 21, 2016.

“Existing 2018 Senior Notes Trustee Notice” has the meaning specified in Section 6.1(b).

“Extension Fee” means, in respect of any First Amendment Consenting Lender, an amount payable in Dollars equal to 0.125% of the sum of (I) the aggregate principal amount of such Lender’s outstanding Term Loans on the First Amendment Effective Date and (II) the amount of such Lender’s Revolving Credit Commitment on the First Amendment Effective Date (it being understood and agreed that, to the extent any such First Amendment Consenting Lender has assigned all or a portion of its outstanding Term Loans and/or Revolving Credit Commitment after the First Amendment Effective Date, the Applicable Administrative Agent shall, notwithstanding anything to the contrary in the Applicable Assignment, still pay the full amount of such Extension Fee to such assigning Lender and, to the extent that all or any portion of any such Extension Fee is to be shared with any assignee of such assigning Lender, such arrangement shall be separately set forth in the applicable Assignment and such payment shall be made directly by such assigning Lender to such assignee Lender).

“Financial Statement Delivery Date” means the date on which the Borrower shall have delivered all Specified Financial Statements then due to be delivered under this Agreement.

“First Amendment” means the First Amendment dated, as of April 22, 2016, to this Agreement.

“First Amendment Effective Date” means April 22, 2016.

“Notes Waiver” has the meaning specified in Section 6.1(b).

“Specified Audited Financial Statements” has the meaning specified in Section 6.1(b).

“Specified Financial Statements” means the Specified Audited Financial Statements and the Specified Unaudited Financial Statements.

“Specified Unaudited Financial Statements” has the meaning specified in Section 6.1(a).

3.            Section 6.1(a) of the Credit Agreement is hereby amended by replacing the “.” at the end thereof with the following proviso:

“ ; provided, however, with respect to the Fiscal Quarter ended March 31, 2016, the foregoing quarterly financial statements (such quarterly financial statements for the Fiscal Quarter ended March 31, 2016 being herein referred to as the “Specified Unaudited Financial Statements”) do not have to be delivered by the Borrower to the Administrative Agents until the earliest of (i) June 30, 2016, (ii) to the extent that the trustee for any of the Existing 2018 Senior Notes, the Existing 2020 Subordinated Notes and/or the New 2023 Subordinated Notes has delivered a notice to the Borrower in accordance with the Existing 2018 Senior Notes Indenture, the Existing 2020 Subordinated Notes Indenture and/or the New 2023 Subordinated Notes Indenture (as applicable), in any such case, relating to the Borrower’s failure to timely deliver the Specified Unaudited Financial Statements pursuant to the terms of any such indenture, the date that is seven days prior to the date that any default would become an event of default under the Existing 2018 Senior Notes Indenture, the Existing 2020 Subordinated Notes Indenture and/or the New 2023 Subordinated Notes Indenture as a result of the Borrower’s failure to timely deliver such Specified Unaudited Financial Statements unless the requisite percentage of holders of the Existing 2018 Senior Notes, the Existing 2020 Subordinated Notes and/or the New 2023 Subordinated Notes, as applicable, have consented in writing to an extension for the delivery by the Borrower of such Specified Unaudited Financial Statements pursuant to the terms of the applicable indentures until no earlier than July 7, 2016 and have waived any default or event of default that has arisen from such Specified Unaudited Financial Statements not being timely delivered in accordance with the terms of the applicable indentures, (iii) the date that is 10 Business Days after the Borrower’s delivery to the Administrative Agents pursuant to Section 6.1(b) of the Specified Audited Financial Statements and (iv) the occurrence of any Event of Default unless such Event of Default occurs on or prior to May 15, 2016 ; and, provided further, however, if (x) the Borrower shall have paid to the Administrative Agents on or prior to June 30, 2016, for the benefit of each First Amendment Consenting Lender, the amount of each such Lender’s Extension Fee (which fee shall not be required to be paid more than once under Sections 6.1(a) and 6.1(b)) and (y) to the extent that the trustee for any of the Existing 2018 Senior Notes, the Existing 2020 Subordinated Notes and/or the New 2023 Subordinated Notes has delivered a notice to the Borrower in accordance with the Existing 2018 Senior Notes Indenture, the Existing 2020 Subordinated Notes Indenture and/or the New 2023 Subordinated Notes Indenture (as applicable), the requisite percentage of holders of such outstanding Existing 2018 Senior Notes, Existing 2020 Subordinated Notes and/or New 2023 Subordinated Notes, as applicable, have consented in writing to an extension for the delivery of such Specified Unaudited Financial Statements pursuant to the applicable indenture governing the respective notes until no earlier than July 8, 2016 and have waived any default or event of default that has arisen from such Specified Unaudited Financial Statements not being timely delivered in accordance with the terms of the Existing 2018 Senior Notes Indenture, the Existing 2020 Subordinated Notes Indenture and/or the New 2023 Subordinated Notes Indenture, as applicable, then the date of delivery of the foregoing Specified Unaudited Financial Statements specified in clauses (i) and (ii) above shall be extended to the earlier of (x) the date that is seven days prior to the earliest date that failure to deliver the Specified Unaudited Financial Statements under (or in respect of) the Existing 2018 Senior Notes, the Existing 2020 Subordinated Notes and/or the New 2023 Subordinated Notes would become an Event of Default under the relevant indenture (as described in Section 6.01(3) of such indenture) and (y) August 18, 2016.

Notwithstanding anything to the contrary contained herein, to the extent that the Specified Unaudited Financial Statements have not been delivered to the Administrative Agents by May 15, 2016, then the Borrower shall deliver to the Administrative Agents by no later than May 31, 2016 a preliminary unaudited Consolidated balance sheet of the Borrower as of the end of the Fiscal Quarter ended March 31, 2016 and related preliminary unaudited Consolidated statements of profit and loss and cash flow for such Fiscal Year; it being agreed that the Borrower makes no representation or warranty with respect any such preliminary financial statements.”

4.            Section 6.1(b) of the Credit Agreement is hereby amended by replacing the “.” at the end thereof with the following proviso:

“ ; provided, however, with respect to the Fiscal Year ended December 31, 2015, the foregoing audited financial statements (and related certification by the Group Members’ Accountants) (such audited financial statements and related certification for the Fiscal Year ended December 31, 2015 being herein referred to as the “Specified Audited Financial Statements”) do not have to be delivered by the Borrower to the Administrative Agents until the earliest of (i) June 30, 2016, (ii) May 16, 2016 unless the requisite percentage of holders of each of the outstanding Existing 2020 Subordinated Notes and New 2023 Subordinated Notes have, in each case, consented in writing to an extension for the delivery by the Borrower of the Specified Audited Financial Statements pursuant to the applicable indentures until no earlier than July 7, 2016 and, in each case, have waived any default or event of default that has arisen from such Specified Audited Financial Statements not being timely delivered in accordance with the respective terms of the Existing 2020 Subordinated Notes Indenture and New 2023 Subordinated Notes Indenture (the “Notes Waiver”), (iii) to the extent that the trustee for the Existing 2018 Senior Notes has delivered a notice to the Borrower in accordance with the Existing 2018 Senior Notes Indenture relating to the Borrower’s failure to timely deliver the Specified Audited Financial Statements pursuant to the Existing 2018 Senior Notes Indenture (an “Existing 2018 Senior Notes Trustee Notice”), the date that is seven days prior to the date that any default would become an event of default under the Existing 2018 Senior Notes Indenture as a result of the Borrower’s failure to timely deliver such Specified Audited Financial Statements pursuant to the Existing 2018 Senior Notes Indenture unless the requisite percentage of holders of the Existing 2018 Senior Notes have consented in writing to an extension for the delivery by the Borrower of such Specified Audited Financial Statements pursuant to the Existing 2018 Senior Notes Indenture until no earlier than July 7, 2016 and have waived any default or event of default that has arisen from such Specified Audited Financial Statements not being timely delivered in accordance with the terms of the Existing 2018 Senior Notes Indenture and (iv) the occurrence of any Event of Default; and, provided further, however, if (x) the Borrower shall have paid to the Administrative Agents on or prior to June 30, 2016, for the benefit of each First Amendment Consenting Lender, the amount of each such Lender’s Extension Fee (which fee shall not be required to be paid more than once under Sections 6.1(a) and 6.1(b)), (y) the requisite percentage of holders of each of the outstanding Existing 2020 Subordinated Notes and New 2023 Subordinated Notes have, in each case, consented in writing to an extension for the delivery of the Specified Audited Financial Statements pursuant to the applicable indentures until no earlier than July 8, 2016 and, in each case, have provided the Notes Waiver and (z) to the extent that the trustee for the Existing 2018 Senior Notes has delivered an Existing 2018 Senior Notes Notice, the requisite percentage of holders of the Existing 2018 Senior Notes have consented in writing to an extension for the delivery of such Specified Audited Financial Statements pursuant to such Existing 2018 Senior Notes Indenture until no earlier than July 8, 2016 and have waived any default or event of default that has arisen from such Specified Audited Financial Statements not being timely delivered in accordance with the terms of the Existing 2018 Senior Notes Indenture, then the date of delivery of the Specified Audited Financial Statements specified in clauses (i), (ii) and (iii) above shall be extended to the earlier of (x) the date that is seven days prior to the earliest date that failure to deliver the Specified Audited Financial Statements under (or in respect of) the Existing 2018 Senior Notes, the Existing 2020 Subordinated Notes and/or the New 2023 Subordinated Notes would become an Event of Default under the relevant indenture (as described in Section 6.01(3) of such indenture) and (y) August 18, 2016.”

II.                  Limited Waiver.

Upon the satisfaction of the conditions precedent set forth in  Section III.5 hereof, and in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and in this First Amendment, the Lenders hereby waive any Defaults and/or Events of Default that may have occurred, is occurring or hereafter occur solely as a result of (i) the Borrower’s failure to deliver the audited Consolidated financial statements for the Fiscal Year ended December 31, 2015 pursuant to Section 6.1(b) of the Credit Agreement by no later than 90 days after the end of such Fiscal Year, together with the corresponding Compliance Certificate pursuant to Section 6.1(c) of the Credit Agreement and the related information pursuant to Sections 6.1(d), 6.1(f), 6.1(g) and 6.1(h) of the Credit Agreement, (ii) any restatement of any of the Borrower’s financial statements delivered to any Person prior to December 31, 2015 that may be required as a result of or in connection with the audit of the Specified Audited Financial Statements as a result of the Borrower’s incorrect application of revenue recognition principles for the years ended December 31, 2013, 2014 and 2015 (and each of the quarters in those annual periods) or (iii) any breach of any representation or warranty or affirmative covenant as a result of any misstatement or inaccuracy in any certificate, projection, management’s discussion and analysis, report, opinion or statement (including any financial statement) delivered to any Person that is discovered as part of or in connection with the audit of the Specified Audited Financial Statements to the extent that such breach is due to the Borrower’s incorrect application of revenue recognition principles for the years ended December 31, 2013, 2014 and 2015 (and each of the quarters in those annual periods) (the Defaults and/or Events of Default referred to in preceding clauses (i), (ii) and (iii), collectively, the “Specified Defaults”). The waiver contained in this Section II is limited as specified herein and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver of (x) any other Default or Event of Default or (y) any other term or condition of the Credit Agreement or the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by either Administrative Agent or the Lenders to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.  The Borrower hereby acknowledges and agrees that, notwithstanding anything contained in the Credit Agreement or any of the other Loan Documents to the contrary, the failure by the Borrower to deliver (x) audited Consolidated financial statements for the Fiscal Year ended December 31, 2015 pursuant to Section 6.1(b) of the Credit Agreement, as amended by this First Amendment (the “Amended Credit Agreement”), together with the corresponding Compliance Certificate pursuant to Section 6.1(c) of the Amended Credit Agreement and the related information pursuant to Section 6.1(f) of the Amended Credit Agreement on or before the respective deadlines set forth in the provisos in Section 6.1(b) of the Amended Credit Agreement and (y) unaudited Consolidated financial statements for the Fiscal Quarter ended March 31, 2016 pursuant to Section 6.1(a) of the Amended Credit Agreement, shall constitute (in each case) an immediate Event of Default under the Credit Agreement without the need for any further notice by either Administrative Agent or the expiration of any additional grace periods.

III.                Miscellaneous Provisions.

1.            Representations and Warranties.  To induce the Administrative Agents and the Lenders to enter into this First Amendment, each Loan Party represents and warrants to the Administrative Agents and the Lenders on and as of the First Amendment Effective Date (as defined below) that:

(a)            The execution, delivery and performance by the Borrower and each Guarantor of this First Amendment and the performance of the Amended Credit Agreement, and the acknowledgment of this First Amendment by the other Loan Parties signatory hereto: (i) are within each such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action, (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, any material Contractual Obligation of any Loan Party or any of their respective Subsidiaries, other than those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of their respective Subsidiaries and (iii) do not require any Loan Party to obtain any Permit from, or make any filing with, any Governmental Authority or obtain any consent from, or notice to, any Person, other than (A) as has been obtained and made on or prior to the First Amendment Effective Date and which remains in full force and effect on the First Amendment Effective Date and (B) filings of (or relating to) the Loan Documents with the SEC pursuant to the Borrower’s public disclosure obligations under applicable United States federal securities laws and/or the rules of any securities exchange on which the Borrower’s securities are listed, except where the failure to obtain any such Permit, make any such filing or obtain any such consent could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)            This First Amendment has been duly executed and delivered by or on behalf of the Borrower and acknowledged by each other Loan Party.

(c)            Each of this First Amendment and the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(d)            No Default (other than the Specified Defaults) or Event of Default has occurred and is continuing on the First Amendment Effective Date or would occur after giving effect to this First Amendment.  Without limiting the generality of the foregoing, the Borrower is in compliance with Section 5.1 of the Credit Agreement in respect of its Fiscal Quarter ended December 31, 2015.

(e)            No action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right or power to enter into or perform any of its obligations under this First Amendment, the Amended Credit Agreement or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this First Amendment, the Amended Credit Agreement or any other Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to such Loan Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.

(f)            The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date).

2.            No Waivers/Consents/Amendments.  Except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, and (b) this First Amendment shall not be deemed a waiver or modification of any other term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which any Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time. This First Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

3.            Affirmation of Obligations.  Each of the Loan Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations under the Guaranty and Security Agreement, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof, in each case after giving effect to this First Amendment.

4.            Costs and Expenses.  The Borrower hereby reconfirms its obligations pursuant to Section 11.3(a) of the Credit Agreement and any engagement letter relating to this First Amendment to pay and reimburse the Administrative Agents (and their respective Affiliates) for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this First Amendment and all other documents and instruments delivered in connection herewith.

5.            Amendment Effectiveness.  This First Amendment shall become effective on the date on which each of the following conditions shall have been satisfied (the “First Amendment Effective Date”).

(a)            Amendment.  The Administrative Agents shall have received copies of signature pages to this First Amendment, duly executed and delivered (including by way of facsimile or other electronic transmission) by each Administrative Agent, the Borrower, the Required Lenders, and acknowledged by each of the other Loan Parties.

(b)            Payment of Fees, Costs and Expenses.  The Borrower shall have paid, by wire transfer of immediately available funds:

(i)            to the Administrative Agents and their respective Affiliates, all reasonable and documented costs, fees and expenses due and owing in connection with this First Amendment and the other Loan Documents (to the extent required to be paid under Section 11.3(a) of the Credit Agreement and any engagement letter relating to this First Amendment);

(ii)            to the Applicable Administrative Agent, for the account of each Lender that has delivered to the Applicable Administrative Agent (or its counsel) an executed counterpart of this First Amendment on or prior to 4:00 p.m., New York City time, on April 21, 2016, a fee (collectively, the “ First Amendment Fee”) in an amount equal to 0.125% of the sum of (i) the aggregate principal amount of all Term Loans of such Lender outstanding on the First Amendment Effective Date and (ii) the Revolving Credit Commitment of such Lender as in effect on the First Amendment Effective Date; and

(iii)            to White & Case LLP, as counsel to the Administrative Agents, all reasonable and documented fees and expenses of White & Case LLP in connection with the Loan Documents and this First Amendment.

(c)            No Default; Representations and Warranties.  (i) No Default (other than the Specified Defaults) or Event of Default shall have occurred and be continuing or would occur after giving effect to this First Amendment and (ii) the representations and warranties made by or on behalf of the Borrower and each other Loan Party in this First Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date).

(d)            Officer’s Certificate. The Borrower shall have delivered to the Administrative Agents a certificate executed by a Responsible Officer of the Borrower certifying that the conditions set forth in preceding clause (c) have been satisfied as of the First Amendment Effective Date.

(e)            Unaudited Financial Statements. The Borrower shall have delivered to the Administrative Agents a preliminary unaudited Consolidated balance sheet of the Borrower as of the end of the Fiscal Year ended December 31, 2015 and related unaudited Consolidated statements of profit and loss and cash flow for such Fiscal Year; it being agreed that the Borrower makes no representation or warranty with respect to any such preliminary financial statements.

(f)            Corporate Chart; Intercompany Loan Balances. The Borrower shall have delivered to the Administrative Agents the information pursuant to Sections 6.1(d) and 6.1(g) of the Credit Agreement in respect of the Fiscal Quarter ended December 31, 2015.

6.            Governing Law.  This First Amendment, and the rights and obligations of the parties hereto, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

7.            Counterparts.  This First Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

ALERE INC.

By:	/s/ James F. Hinrichs
Name: James F. Hinrichs
Title: Executive Vice President and CFO

GOLDMAN SACHS BANK USA, as B Term Loan Administrative Agent and Lender

By:	/s/ Gabriel Jacobson
Name: Gabriel Jacobson
Title: Authorized Signatory

HEALTHCARE FINANCIAL SOLUTIONS, LLC, as Pro Rata Administrative Agent, L/C Issuer and Lender

By:	/s/ Ivan Medarov
Name: Ivan Medarov
Title: Duly Authorized Signatory

[Signature Page to Alere First Amendment]

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE LENDERS PARTY THERETO, GOLDMAN SACHS BANK USA, AS B TERM LOAN ADMINISTRATIVE AGENT, HEALTHCARE FINANCIAL SOLUTIONS, LLC, AS PRO RATA ADMINISTRATIVE AGENT AND L/C ISSUER AND THE OTHER PARTIES PARTY THERETO

[NAME OF LENDER][1]

By:
Name:
Title:

[By:
Name:
Title:][2]

1  Signature pages for Required Lenders on file with the Administrative Agents.
2 If second signature line is required.

[Signature Page to Alere First Amendment]

 ACKNOWLEDGED AND AGREED:

ALERE CONNECT, LLC
ALERE HOLDCO, INC.
ALERE HOME MONITORING, INC.
ALERE INFORMATICS, INC.
ALERE INTERNATIONAL HOLDING CORP.
ALERE NORTH AMERICA, LLC
ALERE SAN DIEGO, INC.
ALERE SCARBOROUGH, INC.
ALERE TOXICOLOGY SERVICES, INC.
ALERE TOXICOLOGY, INC.
ALERE US HOLDINGS, LLC
AMEDITECH INC.
ATS LABORATORIES, INC.
AVEE LABORATORIES INC.
BIOSITE INCORPORATED
ESCREEN, INC.
GLOBAL ANALYTICAL DEVELOPMENT LLC
INNOVACON, INC.
INSTANT TECH SUBSIDIARY ACQUISITION INC.
INSTANT TECHNOLOGIES, INC.
IONIAN TECHNOLOGIES, LLC
LABORATORY SPECIALISTS OF AMERICA, INC.
PEMBROOKE OCCUPATIONAL HEALTH, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
STANDING STONE, LLC

By:	/s/ Douglas J. Barry
Name: Douglas J. Barry
Title: Assistant Secretary

 [Signature Page to Alere First Amendment]

 ACKNOWLEDGED AND AGREED:

FIRST CHECK DIAGNOSTICS, LLC
INVERNESS MEDICAL, LLC
SPDH, INC.

By:	/s/ Douglas J. Barry
Name: Douglas J. Barry
Title: Secretary

[Signature Page to Alere First Amendment]